                                                                   Exhibit (10)







                           1997 SMS Senior Management
                        Incentive Compensation Plan for:


                   ----------------------------------------
                                     (Name)


                          Plan Year: 1/1/97 - 12/31/97
                                     -----------------





                              Approved by :
                                            -------------------------
                                            Marv Cadwell, CEO

                              Date:
                                     --------------------------------

I.    Compensation Components
      -----------------------

The compensation paid to plan Participants is comprised of a base salary and this incentive compensation. The base bonus targeted for this Incentive Compensation Plan is __________.

II.   Summary of ICP Components
      -------------------------

The objective of this Incentive Compensation Plan (ICP) is to compensate the plan Participant in proportion to his/her contributions to SMS' achievement of its sales, revenue, pretax income margin, and accounts receivable/cash flow objectives, and to the achievement of certain general management challenges. The definitions of these Performance Indicators are contained in Section V below. The ICP is composed of the following:

==================================================================================================================================
                                                    Focus Area                   SMS Targets                   Total Bonus
       EXAMPLE ONLY                               (Potential @ 100%            (Potential @ 100%             (Potential @ 100%
                                                    Achievement)                 Achievement)                  Achievement)
----------------------------------------------------------------------------------------------------------------------------------
  1. Performance Indicators:                   Dollars           %           Dollars           %          Dollars          %
----------------------------------------------------------------------------------------------------------------------------------
     Sales
----------------------------------------------------------------------------------------------------------------------------------
     Revenue & Pretax Income Margin %
----------------------------------------------------------------------------------------------------------------------------------
     Accounts Receivable Days
--------------------------------------------======================================================================================
        Subtotal - Perf. Indicators Bonus
----------------------------------------------------------------------------------------------------------------------------------
  2. General Mgmt. Challenge Bonus
---------------------------------------------------------------------------------------------------------=========================
           Total Bonus (Before [A])
==================================================================================================================================

               [A] Balanced Performance Bonus -- an additional 10% of the actual
                   --------------------------
               calculated Performance Indicators Bonus will be earned if the targets for all three (3) of the SMS worldwide Performance Indicators are achieved or exceeded.


III.   Specific Measurement of ICP Components

             A) Performance Indicators - The incentive compensation will be
                ----------------------
                based on the achievement of the targets for three (3) Performance Indicators, namely Sales, Revenue & Pretax Income Margin %, and Accounts Receivable Days. These indicators will apply to SMS' worldwide operations, and to the Participant's more customized Focus Area. Specific Performance Indicator targets for both the consolidated SMS Targets and each Participant's unique Focus Areas, if applicable, are documented in a separate memo for each Participant.

                The actual bonus payments related to these Performance Indicators will be determined using the tables on Attachment A (by first computing actual performance against each Performance Indicator target in order to determine the payout factor; then multiplying each payout factor by the relevant Bonus Potential amount specified in the table in Section II above).

             B) General Management Challenges - A bonus of up to 10% of this
                -----------------------------
                plan's Bonus Potential will be paid for performance against the following General Management challenges:

                   1.
                   2.
                   3.
                   4.
                   5.
                   6.
                   7.

                Performance against these General Management Challenges, and the determination of the corresponding bonus payments, will be determined by the Participant's immediate manager.


 IV. ICP Payment Policies
     --------------------

            A) None of the above listed bonus components will be considered earned unless the participant is an employee on March 31, 1998, or at the time of payment, if prior to that date.

            B) Incentive compensation earned under this plan will be paid by
               March 31, 1998 or as soon as practical thereafter.

            C) Participants who enter the plan during the year or after the plan year starts will receive prorated payments based on the percentage of months the Participant was in the plan during the year.

            D) There are no draws under this plan.

            E) The maximum bonus payout under this plan is three (3) times the
               Bonus Potential for each Performance Indicator, plus 100% of the General Management Challenges Bonus, plus the Balanced Performance Bonus. If performance exceeds the thresholds at which the Performance Indicator maximums are set, a senior management review will occur to determine whether any additional bonuses will be paid.

            F) This plan may be adjusted for changes in business conditions, abnormal or unusual business events, or non-fulfillment of job duties.

            G) At management's discretion, up to 20% of the earned bonus may be paid in restricted stock.

V.   Definitions of ICP Terms
     ------------------------

            A) Sales - The present value of the incremental/new SMS solutions
               -----
               (includes software, support, professional services, and hardware), net of direct costs, sold by SMS organizations during 1997, as reported in the monthly Sales Report produced by Marketing Administration (labeled SOLUTION GROWTH SALES). This does not include the renewals, extensions, or conversions of existing revenue streams. To be included in the Sales Report the contract must be signed and dated by both the customer and SMS. Exceptions to this definition, as it applies to specific Focus Area Performance Indicators, will be clarified in separate memos customized for individual Participants.

            B) Revenues - Gross revenue (i.e. operating revenue plus gross
               --------
               hardware sales), as reported by Accounting. These targets are subject to increases during the year, for any material changes to SMS' financial plan (ex. significant acquisition).

            C) Pretax Income - Revenues, as defined above, less direct expenses
               -------------
               (including all bonus costs of this plan) and overhead expenses, as reported by Accounting. These targets are subject to increases during the year, for any material changes to SMS' financial plan (ex. significant acquisition).

            D) Pretax Income Margin % - The result of dividing Pretax Income by
               ----------------------
               Revenues, both as defined above. For Focus Area targets relevant to certain Participants, their specific revenues and expenses will be clarified in a separate memo.

            E) Accounts Receivable Days - The 12 Month Average A/R Days, as
               ------------------------
               determined by Accounting, using each month's A/R Days for all receivables (including billed, unbilled, and accrued receivables, less the relevant bad debt reserves). Each month's A/R Days are calculated using the month-end accounts receivable balance divided by the average monthly revenues for the three most recent months.

                                                                    ATTACHMENT A


                   1997 SENIOR MANAGEMENT ICP - BONUS SCALES
                   -----------------------------------------

1. SALES -

---------------------------
   % ATTAINED    % BONUS
   vs. TARGET    EARNED
---------------------------
   = or (less
        than) 90   0%
     91%          35%
     92%          45%
     93%          55%
     94%          65%
     95%          75%
     96%          80%
     97%          85%
     98%          90%
     99%          95%
    100%          100%
     (A)          (A)
---------------------------

(A) For each % of Sales Attainment over 100%, the
    Sales-related bonus % will increase by an additional 2%, up to a maximum payout of 300% of the Sales Bonus Potential
    (@ 200% Attainment).

2. PRETAX INCOME MARGIN % -

-----------------------------------------------------------------------------------------------------
      Revenue Attainment
         vs. Target                     1997 Pretax Income Margin Percentage
   = or (greater  (less       If margin attainment equals or exceeds Margin Target %  plus...
         than)     than)  (0.4%)   (0.3%)   (0.2%)   (0.1%)    0.0%    0.1%    0.2%    0.3%   0.4%
-----------------------------------------------------------------------------------------------------
                        -----------------------------------------------------------------------------
        110%               200%     225%     250%     275%     300%    300%    300%    300%   300%
        109%       110%    175%     200%     225%     250%     300%    300%    300%    300%   300%
        108%       109%    150%     175%     200%     225%     275%    300%    300%    300%   300%
        107%       108%    125%     150%     175%     200%     250%    275%    300%    300%   300%
        106%       107%    110%     125%     150%     175%     225%    250%    275%    300%   300%
        105%       106%    100%     110%     125%     150%     200%    225%    250%    275%   300%
        104%       105%     90%     100%     110%     125%     175%    200%    225%    250%   275%
        103%       104%     80%      90%     100%     110%     150%    175%    200%    225%   250%
        102%       103%     70%      80%      90%     100%     125%    150%    175%    200%   225%
        101%       102%     60%      70%      80%      90%     110%    125%    150%    175%   200%
        100%       101%     50%      60%      70%      80%     100%    110%    125%    150%   175%
         99%       100%     40%      50%      60%      70%      90%    100%    110%    160%   150%
         98%        99%     30%      40%      50%      60%      80%     90%    100%    100%   125%
         97%        98%     20%      30%      40%      50%      70%     80%     90%     90%   100%
         96%        97%     10%      20%      30%      40%      60%     70%     80%     80%    90%
         95%        96%      0%      10%      20%      30%      50%     60%     70%     70%    80%
                    95%      0%       0%      10%      20%      40%     50%     60%     60%    70%
-----------------------------------------------------------------------------------------------------
BONUS PAYOUT % IS DETERMINED BY INTERSECTING REVENUE ATTAINMENT ROW & PRETAX % COLUMN.
-----------------------------------------------------------------------------------------------------

3. A/R DAYS -

---------------------------
   % ATTAINED
   vs. TARGET
---------------
   (less than)   % BONUS
       or =      EARNED
---------------------------
      (B)          (B)
      100%         100%
      101%         80%
      102%         60%
      103%         40%
      104%         20%
      105%          0%
---------------------------

(B) For each % of A/R Days Attainment under the
    Target, the bonus % will increase by an
    additional 10%, up to a maximum payout of 300% of the A/R Days Bonus Potential (@ 80% of Target).

                            Schedule to Exhibit (10)

An SMS Senior Management Incentive Compensation Plan for the plan year ended December 31, 1997 in the form presented in the preceding pages was implemented for each of the following executive officers of the Company during the reporting period. Under each plan, 90% of the base bonus value is based upon performance against corporate and focus area (consisting of certain segments of business operations) sales, revenue, pre-tax income margin, and accounts receivable days. The relative weighting and combination of these performance factors vary for each individual, with an emphasis on the individual's particular area of business operations. The remaining 10% of the base bonus value is tied to subjective considerations of managerial performance against certain pre-defined goals.


                                 V. Brewster Jones
                                 Terrence W. Kyle
                                 Francis W. Lavelle
                                 David F. Perri
                                 Guillermo N. Ramas, Sr.